FIRST AMENDMENT TO PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (the “First Amendment”) is made by and between ST. CHARLES COMMUNITY, LLC, a Delaware limited liability company (hereinafter referred to as “Seller”) and U.S. HOME CORPORATION, a Delaware corporation (hereinafter referred to as “Purchaser”), this 20th day of June, 2006.

RECITALS

R-1.           Seller and Purchaser are parties to that Purchase Agreement, dated March 4, 2004 (the “Contract”), for the purchase and sale of certain property located within the Fairway Village section of the St. Charles project, in Charles County, Maryland, as more particularly described therein (the “Property”).

R-2.           Seller and Purchaser desire to amend certain terms of the Contract as set forth herein.

 NOW, THEREFORE, for Ten Dollars ($10.00) cash in hand paid, and the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller and Purchaser, Seller and Purchaser hereby agree as follows:

1.           Incorporation of Recitals.  Each of the recitals set forth above is hereby incorporated by references as if set forth fully at this point in this First Amendment.

2.           Defined Terms.  Capitalized terms used in this First Amendment and not defined herein shall have the meaning ascribed to them in the Contract.

3.           Payment of Purchase Price.  Paragraph 1.02 of the Contract sets the purchase price of the Lots at 30% of the “selling price” of the homes to be constructed by Purchaser on each respective Lot.  However, the “selling price” of homes is often not known at the time of Closing on the Lots under the Contract.  Therefore, Seller and Purchaser agree that, with respect to single family detached Lots (including Lots which are subject to the “Everything’s Included” program as described in Paragraph 4 below), Purchaser shall pay Seller the sum of One Hundred Thirty Thousand and No/100 Dollars ($130,000.00) for each Lot and the time of Closing thereon.  Within thirty-five (35) days following closing by Purchaser on the sale of the completed home located on each respective Lot, Purchaser shall give Seller written notice of the “selling price” of such home, and shall pay to Seller any amount of purchase price for such Lot in excess of $130,000.00, based upon the “selling price” of the home constructed thereon.  In the event the purchase price of any such Lot would have been less than $130,000.00, based upon the “selling price” of the home constructed thereon, Seller shall refund the amount of any overpayment to Purchaser within thirty-five (35) days after receipt of such written notice from Purchaser.  The obligations described in this paragraph shall survive Closing on each of the Lots.

4.           Calculation of Purchase Price for “Everything’s Included” Homes. Seller and Purchaser acknowledge that Purchaser has commenced marketing homes under an “Everything’s Included” program, whereby improvements which are customarily sold as upgrades or optional features are included in the base sale price of homes.  For all single-family detached homes sold by Purchaser under its “Everything’s Included” program, or any equivalent program, (i) the gross selling price, including all options and upgrades, and including all consideration paid for the house, shall be shown in total on line 101 of the HUD-1 Settlement Statement for each closing, and (ii) the purchase price to be paid to Seller by Purchaser for the affected Lots will be calculated as follows: total selling price of the home as shown on Line 101 of the HUD-1 settlement statement, or on any other applicable part of the HUD-1 settlement statement minus $50,000.00, multiplied by 30%.  For purposes of this Section 4 of this First Amendment, “selling price” shall not have the meaning as defined and described in Section 1.02 of the Contract.

5.           Temporary Purchase Price Modification.  Commencing with the first home sale settled on by Purchaser after March 1, 2006 and continuing through and including the 45th home sale settled on by Purchaser after March 1, 2006, the purchase price of the Lots upon which such homes are constructed shall be calculated at the rate of thirty-one percent (31%) of the “selling price” of such homes, rather than 30%.  Commencing with the 46th home sale settled on by Purchaser after March 1, 2006, the purchase price of the Lots shall revert to being 30% of the “selling price” of the home constructed thereon.

6.           Effect of Amendment.    Except as expressly modified by the terms and provisions of this First Amendment, the Contract shall remain in full force and effect and binding upon Seller and Purchaser.

7.           Counterparts.   This First Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(SIGNATURES APPEAR ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the said parties have hereunto set their hands and seals.

SELLER:

ST. CHARLES COMMUNITY, LLC

By: /s/ Edwin L. Kelly
Name: Edwin L. Kelly
Its: President
Date: June 20, 2006

PURCHASER:

U.S. HOME CORPORATION

By: /s/ Robert J. Jacoby
Name: Robert J. Jacoby
Its:  Division President
Date: June 8, 2006